EX-99.19A

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	December 2020

Distribution Amount per Share	$0.05

The following table sets forth the estimated amounts of the current distribution, payable December 31, 2020, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0225	45%	0.0225	45%
Net Realized Short-Term Capital Gains	0.0192	38%	0.0192	38%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.0083	17%	0.0083	17%
Total (per common share)	0.0500	100%	0.0500	100%

Average annual total return (in relation to NAV) for the 5 years ending on 11/30/2020				-1.53%
Annualized current distribution rate expressed as a percentage of NAV as of 11/30/2020				4.61%

Cumulative total return (in relation to NAV) for the fiscal year through 11/30/2020				-18.93%
Cumulative fiscal year distributions as a percentage of NAV as of 11/30/2020				0.38%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

TPZ estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TPZ is paid back to you. A return of capital distribution does not necessarily reflect TPZ's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

5100 W. 115th Place, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	January 2021

Distribution Amount per Share	$0.05

The following table sets forth the estimated amounts of the current distribution, payable January 29, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0250	50%	0.0501	50%
Net Realized Short-Term Capital Gains	0.0250	50%	0.0499	50%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.0000	0%	0.0000	0%
Total (per common share)	0.0500	100%	0.1000	100%

Average annual total return (in relation to NAV) for the 5 years ending on 12/31/2020				0.86%
Annualized current distribution rate expressed as a percentage of NAV as of 12/31/2020				4.46%

Cumulative total return (in relation to NAV) for the fiscal year through 12/31/2020				3.76%
Cumulative fiscal year distributions as a percentage of NAV as of 12/31/2020				0.74%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

5100 W. 115th Place, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	February 2021

Distribution Amount per Share	$0.05

The following table sets forth the estimated amounts of the current distribution, payable February 26, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0234	47%	0.0703	47%
Net Realized Short-Term Capital Gains	0.0266	53%	0.0797	53%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.0000	0%	0.0000	0%
Total (per common share)	0.0500	100%	0.1500	100%

Average annual total return (in relation to NAV) for the 5 years ending on 1/31/2021				3.84%
Annualized current distribution rate expressed as a percentage of NAV as of 1/31/2021				4.27%

Cumulative total return (in relation to NAV) for the fiscal year through 1/31/2021				9.02%
Cumulative fiscal year distributions as a percentage of NAV as of 1/31/2021				1.07%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

5100 W. 115th Place, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	March 2021

Distribution Amount per Share	$0.05

The following table sets forth the estimated amounts of the current distribution, payable March 31, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0228	46%	0.0924	46%
Net Realized Short-Term Capital Gains	0.0272	54%	0.1076	54%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.0000	0%	0.0000	0%
Total (per common share)	0.0500	100%	0.2000	100%

Average annual total return (in relation to NAV) for the 5 years ending on 2/28/2021				4.42%
Annualized current distribution rate expressed as a percentage of NAV as of 2/28/2021				4.16%

Cumulative total return (in relation to NAV) for the fiscal year through 2/28/2021				12.43%
Cumulative fiscal year distributions as a percentage of NAV as of 2/28/2021				1.39%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

5100 W. 115th Place, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	April 2021

Distribution Amount per Share	$0.05

The following table sets forth the estimated amounts of the current distribution, payable April 30, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0215	43%	0.1128	45%
Net Realized Short-Term Capital Gains	0.0285	57%	0.1372	55%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.0000	0%	0.0000	0%
Total (per common share)	0.0500	100%	0.2500	100%

Average annual total return (in relation to NAV) for the 5 years ending on 3/31/2021				2.63%
Annualized current distribution rate expressed as a percentage of NAV as of 3/31/2021				4.09%

Cumulative total return (in relation to NAV) for the fiscal year through 3/31/2021				14.77%
Cumulative fiscal year distributions as a percentage of NAV as of 3/31/2021				1.70%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

5100 W. 115th Place, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	May 2021

Distribution Amount per Share	$0.05

The following table sets forth the estimated amounts of the current distribution, payable May 28, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0165	33%	0.1250	42%
Net Realized Short-Term Capital Gains	0.0335	67%	0.1750	58%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.0000	0%	0.0000	0%
Total (per common share)	0.0500	100%	0.3000	100%

Average annual total return (in relation to NAV) for the 5 years ending on 4/30/2021				1.33%
Annualized current distribution rate expressed as a percentage of NAV as of 4/30/2021				3.93%

Cumulative total return (in relation to NAV) for the fiscal year through 4/30/2021				19.85%
Cumulative fiscal year distributions as a percentage of NAV as of 4/30/2021				1.96%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

5100 W. 115th Place, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com